Exhibit 99.3

CHESAPEAKE MIDSTREAM PARTNERS, LP

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements present the impact on Chesapeake Midstream Partners, LP’s (collectively with its consolidated subsidiaries, the “Partnership”) results of operations and financial position attributable to the acquisition of Appalachia Midstream Services, L.L.C. (“Appalachia Midstream”) from affiliates of Chesapeake Energy Corporation pursuant to the Unit Purchase Agreement dated as of December 29, 2011 (the “Appalachia Midstream Purchase Agreement”). The Partnership acquired Chesapeake’s 100% ownership interest in Appalachia Midstream, the operator and approximate average 47% joint owner of 10 gas gathering systems in the Marcellus Shale, which consists of approximately 200 miles of gathering pipeline in West Virginia and Pennsylvania.

This acquired business is referred to as “Appalachia Midstream,” and the acquisition is referred to as the “Appalachia Midstream Acquisition.” The total consideration, which is subject to a customary post-closing working capital adjustment, paid by the Partnership was $879 million, consisting of 9,791,605 common units and $600 million in cash that was funded with a draw on the Partnership’s revolving credit facility. The Partnership operates the assets under 15-year fixed fee gathering agreements.

For purposes of these unaudited pro forma condensed consolidated financial statements, “Chesapeake” refers to Chesapeake Energy Corporation and its consolidated subsidiaries, excluding the Partnership; and “affiliates” refers to wholly owned and partially owned subsidiaries of Chesapeake, excluding the Partnership.

The acquisition of Appalachia Midstream was recorded at fair value, with certain adjustments made in order to reasonably reflect substantially all of the costs of doing business. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010, and unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 are based upon the historical consolidated financial statements of the Partnership, the purchase price allocated to Appalachia Midstream and the historical results of operations of Appalachia Midstream.

The unaudited pro forma condensed consolidated financial statements have been prepared as if the Appalachia Midstream Acquisition occurred on January 1, 2010, in the case of the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 and for the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Appalachia Midstream Acquisition occurred on September 30, 2011. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes or state income taxes, except for the Texas margin tax on the portion of the Partnership’s pro forma income that is allocable to Texas. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments, as described in Note 2—Pro forma adjustments. The following financial statements are qualified in their entirety by reference to and should be read in conjunction with such historical financial statements and related notes contained in those reports: (i) Appalachia Midstream’s historical unaudited financial statements as of and for the nine months ended September 30, 2011 and 2010 set forth in Exhibit 99.1 of this Current Report on Form 8-K/A; (ii) Appalachia Midstream’s historical financial statements as of and for year ended December 31, 2010 set forth in Exhibit 99.2 of this Current Report on Form 8-K/A; and (iii) the Partnership’s unaudited historical consolidated financial statements as of and for the nine months ended September 30, 2011, set forth in its Quarterly Report on Form 10-Q, as filed with the U.S. Securities and Exchange Commission.

The pro forma adjustments reflected in the pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership’s management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the purchase of Appalachia Midstream by the Partnership.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

Appalachia Midstream will be subject to the terms and conditions of various agreements between the Partnership and Chesapeake, including the following:

•

an omnibus agreement, which provides for certain indemnifications, reimbursement for expenses paid by Chesapeake on behalf of the Partnership and compensation to Chesapeake for providing the Partnership with certain general and administrative services and insurance coverage;

•

a services and secondment agreement, pursuant to which specified employees of Chesapeake are seconded to the general partner to provide operating, routine maintenance and other services with respect to the assets owned and operated by the Partnership under the direction, supervision and control of the general partner;

•	other routine agreements with Chesapeake or its subsidiaries that arise in the ordinary course of business for gathering services and other operational matters.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had acquired Appalachia Midstream on the dates indicated nor are they indicative of the future operating results of the Partnership.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2011

(Unaudited, $ in thousands)

	Partnership Historical	Appalachia Midstream (a)	Pro Forma Adjustments		Partnership Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$23	$—	$—		$23
Accounts receivable	52,516	114,199	(114,199	)(b)	52,516
Other current assets	6,664	497	(497	)(b)	6,664

Total current assets	59,203	114,696	(114,696)		59,203

Property, plant and equipment:
Gathering systems	2,873,485	386,294	(386,294	)(b)(d)	2,873,485
Other fixed assets	48,504	3,075	(3,075	)(b)(d)	48,504
Less: Accumulated depreciation	(446,496)	(22,792)	22,79	(b)(d)	(446,496)

Total property, plant and equipment, net	2,475,493	366,577	(366,577)		2,475,493

Investment in unconsolidated affiliates	—	—	879,257	(d)(e)	879,257
Intangible contracts, net	161,446	—	—		161,446
Deferred loan costs, net	21,672	1,175	(1,175	)(c)	21,672

Total assets	$2,717,814	$482,448	$396,809		$3,597,071

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$54,236	$100,882	$(100,882	)(b)	$54,236
Accrued liabilities	68,178	2,955	(2,955	)(b)	68,178

Total current liabilities	122,414	103,837	(103,837)		122,414

Long-term liabilities:
Long-term debt	417,300	62,065	(62,065	)(c)	1,017,300
			600,000	(e)
Other liabilities	3,911	—	—		3,911

Total long-term liabilities	421,211	62,065	537,935		1,021,211

Commitments and contingencies
Equity:
Common units (69,085,038 issued and outstanding at September 30, 2011)	1,275,520	—	279,257	(e)	1,554,777
Subordinated units (69,076,122 issued and outstanding at September 30, 2011)	863,420	—	—		863,420
General partner interest	35,249	—	—		35,249
Division Equity	—	316,546	(316,546	)(b)	—

Total equity	2,174,189	316,546	(37,289)		2,453,446

Total liabilities and equity	$2,717,814	$482,448	$396,809		$3,597,071

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2011

(Unaudited, $ in thousands)

	Partnership Historical	Appalachia Midstream (a)	Pro Forma Adjustments		Partnership Pro Forma
Revenues, including revenue from affiliates	$396,851	$48,343	$(48,343	) (f)	$396,851
Operating Expenses:
Operating expenses, including expenses from affiliates	130,078	25,393	(25,393	) (f)	130,078
Depreciation and amortization expense	98,706	8,043	(8,043	) (f)	98,706
General and administrative expense, including expenses from affiliates	27,545	5,807	(5,807	) (f)	27,545
Loss on sale of assets	823	—	—		823

Total operating expenses	257,152	39,243	(39,243)		257,152

Operating income (loss)	139,699	9,100	(9,100	) (f)	139,699

Other Income (Expense):
Income from unconsolidated affiliates	—	—	24,804	(f)	(10,654)
			(10,673	) (g)
			(24,785	) (h)
Interest expense	(9,527)	(455)	455	(i)	(23,657)
			(14,130	) (j)
Other income	221	—	—		221

Income (loss) before income tax expense	130,393	8,645	(33,429)		105,609
Income tax expense	2,361	—	—		2,361

Net income (loss)	$128,032	$8,645	$(33,429)		$103,248

Limited partner interest in net income
Net income					$103,248
Less general partner interest in net income					(2,065)

Limited partner interest in net income					$101,183

Net income per common unit—basic and diluted					$0.68
Net income per subordinated unit—basic and diluted					$0.68

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

(Unaudited, $ in thousands)

	Partnership Historical	Appalachia Midstream (a)	Pro Forma Adjustments		Partnership Pro Forma as Adjusted
Revenues, including revenue from affiliates	$459,153	$49,690	$(49,690	) (f)	$459,153
Operating Expenses:
Operating expenses, including expenses from affiliates	133,293	25,409	(25,409	) (f)	133,293
Depreciation and amortization expense	93,477	8,322	(8,322	) (f)	93,477
General and administrative expense, including expenses from affiliates	31,992	4,706	(4,706	) (f)	31,992
Loss on sale of assets	285	—	—		285

Total operating expenses	259,047	38,437	(38,437)		259,047

Operating income (loss)	200,106	11,253	(11,253	) (f)	200,106

Other Income (Expense):
Income from unconsolidated affiliates	—	—	19,978	(f)	(27,299)
			(14,231	) (g)
			(33,046	) (h)
Interest expense	(2,550)	(369)	369	(i)	(26,490)
			(23,940	) (j)
Other income	102	—	—		102

Income (loss) before income tax expense	197,658	10,884	(62,123)		146,419
Income tax expense	2,431	—	—		2,431

Net income (loss)	$195,227	$10,884	$(62,123)		$143,988

Limited partner interest in net income
Net income					$143,988
Less general partner interest in net income					(2,880)

Limited partner interest in net income					$141,108

Net income per common unit—basic and diluted					$0.95
Net income per subordinated unit—basic and diluted					$0.95

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

(Unaudited, $ in thousands)

1. Basis of presentation

The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of Appalachia Midstream. The unaudited pro forma condensed consolidated financial statements present the impact of the Appalachia Midstream Acquisition, which are described in the introduction to the unaudited pro forma condensed consolidated financial statements, on the Partnership’s results of operations, and present the impact of the Appalachia Midstream Acquisition on the unaudited pro forma condensed consolidated financial position.

2. Pro forma adjustments

The following adjustments for the Partnership have been prepared (i) as if the Appalachia Midstream Acquisition occurred on January 1, 2010, in the case of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010, (ii) as if the Appalachia Midstream Acquisition occurred on January 1, 2010, in the case of the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011, and (iii) as if the Appalachia Midstream Acquisition occurred on September 30, 2011, in the case of the unaudited pro forma condensed consolidated balance sheet:

(a)	The historical operating results and balance sheet of Appalachia Midstream, including certain assets and related financial statement impacts, that were not acquired by the Partnership.

(b)	Adjustment for the acquired balance sheet accounts that will be consolidated into investment from unconsolidated affiliates. Certain assets were transferred out of Appalachia Midstream prior to the consummation of the transaction. The net book value of property, plant and equipment acquired through the purchase of Application Midstream was $307.3 million at September 30, 2011.

(c)	Elimination of debt and deferred loan costs from the balance sheet that were not acquired in the Appalachia Midstream Acquisition.

(d)	The acquired gathering systems assets will be included in investment in unconsolidated affiliates because Appalachia Midstream is being accounted for as an equity investment by the Partnership. Allocation of the $879 million purchase price of the Appalachia Midstream Acquisition reflected the fair market value of the gathering systems of $383 million and the fair market value of the customer relationships with Chesapeake and other third party producers of $496 million at the closing of the transaction.

(e)	The consideration paid by the Partnership for Appalachia Midstream of $879 million consisted of 9,791,605 common units (valued at $279 million) and $600 million in cash that was funded with a draw on the Partnership’s revolving credit facility.

(f)	Adjustments made to report the operating income of Appalachia Midstream to income from unconsolidated affiliates before depreciation and amortization expense. Certain assets were transferred out of Appalachia Midstream prior to the consummation of the transaction.

(g)	Adjustment to record depreciation expense for the gathering systems acquired to reflect the expense that would have been recorded by the Partnership. For the nine months ended September 30, 2011, depreciation expense would have been approximately $10.7 million. For the year ended December 31, 2010, depreciation expense would have been approximately $14.2 million.

(h)	Amortization of the customer relationship purchased in connection with the Appalachia Midstream Acquisition. The intangible asset is amortized on a straight-line basis over 15 years.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

(Unaudited, $ in thousands)

(i)	Elimination of interest expense to reflect debt that was not acquired in the acquisition.

(j)	Interest at 3.14% and 3.99% for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively, on the debt incurred to fund the Appalachia Midstream Acquisition. The debt is variable, and a 125 basis point increase in the interest rate would have increased interest expense $5.6 million and $7.5 million for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively.

3. Pro forma net income per limited partner unit

The Partnership’s net income is allocated to the general partner and the limited partners, including any subordinated unitholders, in accordance with their respective ownership percentages. The Partnership’s net income allocable to the limited partners is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement that govern actual cash distributions as if all earnings for the period had been distributed. Accordingly, if current net income allocable to the limited partners is less than the minimum quarterly distribution, more income is allocated to the common unitholders than the subordinated unitholders for that quarterly period.

Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated, in accordance with the provisions of the limited partnership agreement, to the common and subordinated unitholders by the number of common and subordinated units outstanding. For purposes of this calculation, we assumed that (1) annual pro forma cash distributions were equal to annual pro forma earnings and (2) 3,019,444 general partner units, 78,876,643 common units and 69,076,122 subordinated units were outstanding since the beginning of the periods presented. Because (i) the limited partnership agreement requires the Partnership to distribute available cash rather than the earnings reflected in the Partnership’s income statement and (ii) the pro forma net income per unit calculation has been prepared on a year-to-date basis in lieu of a quarterly basis, actual cash distributions declared and paid by the Partnership may vary significantly from reported pro forma net income per unit. Pursuant to the limited partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income being proportionately allocated to the general partner than to the holders of common and subordinated units. The pro forma net income per unit would not have been sufficient to generate incentive distribution payments to our general partner for the nine months ended September 30, 2011, or for the year ended December 31, 2010.